Exhibit 2

                                POWER OF ATTORNEY

           The undersigned, Peter M. Collery (hereinafter referred to as "Collery") does hereby make, constitute and appoint the person listed below as Collery's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act in the name and on behalf of Collery for and with respect to the matters hereinafter described.

                     Name of Attorney:              Neil H. Koffler

           Attorney shall have the power and authority to do the following:

           To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, on behalf of Collery with regard to any securities owned by Collery or any of Collery's affiliates.

           And, in connection with the foregoing, to execute and deliver all documents, acknowledgements, consents and other agreements and to take such further action as may be necessary or convenient for Collery in order to more effectively carry out the intent and purpose of the foregoing.

           Agreements, commitments, documents, instruments, and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon Collery without attestation. The Power of Attorney conferred hereby shall not be delegable by Attorney.

           Unless revoked by Collery, this Power of Attorney shall be governed under the laws of the State of New York and the authority of Attorney hereunder shall terminate on December 1, 2006.

           IN WITNESS WHEREOF, Collery has caused this Power of Attorney to be executed and attested as of the 25th day of November, 2003.


                                             /s/ Peter M. Collery
                                             ---------------------------------
                                             Peter M. Collery

Attest:

 /s/ Alison Adams
--------------------------------
Name:  Alison Adams



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